Exhibit 10.1  Amber Optoelectronics – Licensing Rights

Note:  This agreement originated as a Chinese and English document.  For EDGAR purposes the English text version is being filed. The Chinese text is available and will be provided upon request.

LICENSING RIGHTS

Covering the following Registered Patents;

Name of Patents	Patent Number	Date registered	Place registered	Country of patent	Patent holder
Light Source Device of Side Emitting Back Light Module	M305912	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Source Device of Backlight Module	M305911	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Guide Plate	M300824	11/11/2006	Rep. of China	Taiwan, China	Yeh-He Lo
TV Reception modular Device	M298295	9/21/2006	Rep. of China	Taiwan, Spain, China, France, Germany	Yi-Hsiang
Connecting device between Back -lighting bulb and wire	M298070	9/21/2005	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang
Side-Emitting light source for Back -lighting module	#95216477	9/15/2006	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang Yi-Hs

In consideration and the sum of $2.00 and conditions set forth herein Yeh-He Lo and Yi-Hsiang, Grants Exclusively to the undersigned the Rights to utilize the technology so described in the above stated patents.

Exclusive Production And Distribution Rights Are Granted To:

AMBER OPTOELECTRONICS INC.

2283 Argentia Road, Unit 10, P.O. Box 8

Mississauga, Ontario Canada  L5N 5Z2

Territory:

Canada, China, United States of  America,  Mexico, Egypt, El Salvador, Estonia, Finland, France, Germany, Greece, Guatemala, Haiti, Hong Kong, Hungary, India, Indonesia, Iran Ireland, Israel, Italy, Japan, Korea (South), Latvia, Lebanon, Malaysia, Moldova, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Peru, Poland, Portugal, Romania, Saudi Arabia, Singapore, Slovak, Slovenia, South Africa, Spain, Sri Lanka, Sudan, Sweden, Switzerland, Taiwan, Thailand, Tunisia, Turkey, United Arab Emirates, United Kingdom, Venezuela, Yugoslavia.

Conditions:

Under this License, the licensor, within twelve months or less proceed to produce the products.Upon the establishment of the production plant and the commencement of operation, The Patent Holders, or upon their demise, their heirs or Estate shall receive as a Royalty Payment the sum of  Two (2) Percent of the  Net Profit of each item marketed using this technology. Royalty or Licensing Fee Payment  is payable on all material processed and shipped to end user. The calculation of payment due shall be taken on a quarterly basis and payment to be made within 30 days without exception.

This Licensing agreement shall be governed by the Laws of Taiwan and

Signed, Sealed, Witnessed and Accepted: this 7th day of January 2007.

Yeh-He Lo

___/S/_____

_____________________

Patent Holder

Jia Jun Chen

   Amber Optoelectronics Inc.

___/S/___

/S/

____________________

                 ______________________

Patent Holder

   George Parselias,

   Secretary/Treasurer/Director/

Chih Chi  Cheng

___/S___

_____________________

Witness

10.2  Amber Optoelectronics – Licensing Rights – Territory Modification

AMBER OPTOELECTRONICS INC.

March 25, 2008

Mr. Yeh-He Lo

Mr. Jia Jun Chen

2nd Floor, 104-9

Chung Lin Road

Xin Zhuang, Taipai

Taiwan

SENT VIA FAX

Dear Sirs,

Due to recent comments from the attorneys for the United States Securities and Exchange Commission concerning state sponsored terrorism, we are hereby requesting the cancellation of the “Territory” countries paragraph, as it is listed in its current form inside the licensing rights agreement, and replacing the list to include only the following countries as specific below;

China, Taiwan, Japan, South Korea, Philippines, USA, Canada, and the countries that form part of the European Union.

Kindly forward the revised and signed agreement to us as soon as it is completed.  We will return our signed version if all is correct as explained above.

We appreciate your understanding in this manner and thank you in advance for your prompt response.

Yours very truly,

/S/

John Campana

President

2283 Argentia Rd. Unit 10, Box 8, Mississauga, Ontario L5N 5Z2

Telephone ~ 905.824.5306     Fax ~ 780.665.6194

10.21  Amber Optoelectronics – Licensing Rights – Territory Confirmation

Mr. Campana as to your letter dated March 25, 2008 we have agreed to the changes you have requested. We have made no further changes on our part. Kindly attach this letter to the original agreement.  If this does not fit we will have our son prepare a new document and he will send to you.

Signed, Sealed, Witnessed and Accepted: this 29th day of March 2008

Yeh-He Lo

/S/

_____________________

Patent Holder

Jia Jun Chen

/S/

_____________________

Patent Holder

Chih Chi  Cheng

/S/

_____________________

Witness

Exhibit 10.6  Visionary Investment Group Inc. – Consultant’s Agreement

VISIONARY INVESTMENT GROUP INC.

4631 Heritage Hills Blvd., Mississauga, Ontario, Canada L5R1N4

TEL: (416) 524-5088         E-Mail: visionary000@sympatico.ca

PRODUCT AWARENESS AGREEMENT

This will confirm the agreement between VISIONARY INVESTMENT GROUP INC. (hereinafter referred to as (VIGI) and Amber Optoelectronics Inc. . (hereinafter referred to as (Amber) pursuant to which VIGI agrees to provide product awareness assistance on behalf of Amber, effective as of the signing date hereto;

The terms and conditions of the agreement are as follows.

1. VIGI agrees that they will:

(a)  Conduct day-to-day introductions regarding the Amber line of products to corporate manufacturers of electronic devices.

(b)   Assist in distributing all product information, brochures and schematics as requested by potential  customers.

2. As compensation for the services to be provided by VIGI to Amber pursuant to Section 1, Amber agrees to pay to VIGI a monthly retainer of $5,000.00 in US Dollars for a period of twelve months.

3, Amber will reimburse VIGI for all day to day out-of-pocket expenses incurred in connection with the performance of the services rendered by VIGI thereunder.  Such expenses shall be billed by VIGI on a periodic basis and paid by Amber upon receipt of such invoices.  Out-of-Pocket expenses shall include, but not be limited to, all travel and courier expenses and any such reasonable expenses pertaining to the advancement of the product line.  Expense amounts greater than $500.00 is to be submitted in written format to Amber for approval, prior to the expenditure.

4. This agreement shall commence on the signing of this agreement and shall continue unless terminated by Amber or VIGI on not less than Thirty (30) days written notice. VIGI shall be entitled to all fees and disbursements up to the end of the notice period.

5. This Agreement may not be amended or modified except in writing nor may it be assigned without the prior consent of each party in writing. This Agreement represents the entire understanding between both parties, and all prior discussions and negotiations are merged into it.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Federal Laws of Canada applicable therein.

The foregoing correctly sets out our Agreement and Contract and this shall constitute a binding agreement between all parties.

Signed, Sealed and Accepted in Mississauga, Ontario, Canada, this 9th day of January, 2007.

AMBER OPTOELECTRONICS INC.

VISIONARY INVESTMENT GROUP INC.

/S/

/S/

_______________________________

________________________________

John Campana, President

Lawrence Lilly, President

Authorized to bind the company